Exhibit 99.1

Item 6.	Selected Financial Data

Selected Consolidated Financial Data(1)

	Years Ended December 31,

	2002	2001	2000	1999	1998

		Restated(1)	Restated(1)

	(In thousands, except earnings per share)
Statement of Operations data:
Total revenue	$7,450,247	$6,747,364	$2,375,178	$890,789	$604,448

Income before discontinued operations and cumulative effect of a change in accounting principle	$59,145	$587,419	$332,803	$89,939	$26,480
Discontinued operations, net of tax	59,473	35,037	36,281	16,711	12,037
Cumulative effect of a change in accounting principle	—	1,036	—	—	—

Net income	$118,618	$623,492	$369,084	$106,650	$38,517

Basic earnings per common share:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.16	$1.94	$1.18	$0.40	$0.15

Diluted earnings per common share:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.16	$1.70	$1.07	$0.38	$0.14
Discontinued operations, net of tax provision	0.17	0.10	0.11	0.07	0.07

Net income	$0.33	$1.80	$1.18	$0.45	$0.21

Balance Sheet data:
Total assets	$23,226,992	$21,937,227	$10,610,232	$4,400,902	$2,032,009
Short-term debt and capital lease obligations	1,651,448	903,307	64,525	47,470	5,450
Long-term debt and capital lease obligations	12,462,290	12,490,175	5,018,044	2,214,921	1,211,377
Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts	$1,123,969	$1,122,924	$1,122,390	$270,713	$—

(1)	See Note 2 of Notes to Consolidated Financial Statements regarding the restatement of financial statements.

	Years Ended December 31,
Reconciliation of GAAP net income to EBITDA,
as adjusted(1):	2002	2001	2000	1999	1998

		Restated(2)	Restated(2)

	(In thousands)
GAAP net income	$118,618	$623,492	$369,084	$106,650	$38,517
Income from unconsolidated investments in power projects	(16,552)	(16,946)	(28,796)	(36,593)	(25,240)
Distributions from unconsolidated investments in power projects	14,117	5,983	29,979	43,318	27,717

Adjusted net income	116,183	612,529	370,267	113,375	40,994
Interest expense	413,702	198,473	81,890	96,932	86,031
1/3 of operating lease expense	37,007	33,173	21,154	11,198	5,710
Distributions on trust preferred securities	62,632	62,412	45,076	2,565	—
Provision (benefit) for income taxes	(12,181)	299,427	231,451	61,523	19,592
Depreciation, depletion and amortization expense	459,465	311,302	195,863	112,665	99,891
Interest expense, provision for income taxes and depreciation from discontinued operations	78,186	85,007	73,971	35,093	30,274

EBITDA, as adjusted(1)	$1,154,994	$1,602,323	$1,019,672	$433,351	$282,492

(1)	This non-GAAP measure is presented not as a measure of operating results, but rather as a measure of our ability to service debt. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation, depletion and amortization, plus distributions on trust preferred securities. The interest, tax and depreciation and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted. In 2002, we recorded a non-cash equipment cancellation charge of $0.4 billion. If the calculation disclosed above added back this non-cash charge, EBITDA, as adjusted would have been $1.6 billion.

(2)	See Note 2 of Notes to Consolidated Financial Statements regarding the restatement of financial statements.

Selected Operating Information

	Years Ended December 31,

	2002	2001	2000	1999	1998

		Restated(1)	Restated(1)

	(Dollars in thousands, except production and pricing data)
Power Plants:
Electricity and steam (“E&S”) revenues:
Energy	$2,299,450	$1,722,671	$1,220,684	$452,909	$331,983
Capacity	797,921	536,193	376,085	252,565	125,804
Thermal and other	182,920	158,617	99,297	54,851	50,110

Subtotal	$3,280,291	$2,417,481	$1,696,066	$760,325	$507,897
E&S revenue from discontinued operations	16,915	17,112	7,178	—	—
Spread on sales of purchased power(2)	527,546	345,834	11,262	2,476	334

Adjusted E&S revenues	$3,824,752	$2,780,427	$1,714,506	$762,801	$508,231
Megawatt hours produced	74,541,729	43,542,293	22,749,588	14,802,709	9,864,080
All-in electricity price per megawatt hour generated	$51.31	$63.86	$75.36	$51.53	$51.52

(1)	See Note 2 of Notes to Consolidated Financial Statements regarding the restatement of financial statements.

(2)	From hedging, balancing and optimization activities related to our generating assets.

      Set forth above is certain selected operating information for our power plants and, through May 1999 for our geothermal steam fields at The Geysers, for which results are consolidated in our statements of operations. Electricity revenue is composed of fixed capacity payments, which are not related to production, and variable energy payments, which are related to production. Capacity revenues include, besides traditional capacity payments, other revenues such as Reliability Must Run and Ancillary Service revenues. The information set forth under thermal and other revenue consists of host steam sales and other thermal revenue, including our geothermal steam field revenues prior to our acquisition of the PG&E geothermal power plants at The Geysers on May 7, 1999.

      Set forth below is a table summarizing the dollar amounts and percentages of our total revenue for the years ended December 31, 2002, 2001, and 2000, that represent purchased power and purchased gas sales and the costs we incurred to purchase the power and gas that we resold during these periods (in thousands, except percentage data):

	Year Ended December 31,

	2002	2001	2000

		Restated(1)	Restated(1)
Total revenue	$7,450,247	$6,747,364	$2,375,178
Sales of purchased power	3,145,991	3,332,412	369,911
As a percentage of total revenue	42.2%	49.4%	15.6%
Sale of purchased gas	870,466	526,517	87,119
As a percentage of total revenue	11.7%	7.8%	3.7%
Total cost of revenue (“COR”)	6,435,392	5,516,128	1,627,409
Purchased power expense	2,618,445	2,986,578	358,649
As a percentage of total COR	40.7%	54.1%	22.0%
Purchased gas expense	821,065	492,587	107,591
As a percentage of total COR	12.8%	8.9%	6.6%

(1)	See Note 2 of Notes to Consolidated Financial Statements regarding the restatement of financial statements.

      The primary reasons for the significant levels of these sales and costs of revenue items include: (a) the growth of Calpine Energy Services (“CES”) in 2001 and 2002 compared to 2000 and the corresponding increase in hedging, balancing and optimization activities; (b) particularly volatile markets for electricity and natural gas, which prompted us to frequently adjust our hedge positions by buying power and gas and reselling it; (c) the accounting requirements under Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” and Emerging Issues Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Asset”, which require us to show most of our hedging contracts on a gross basis (as opposed to netting sales and cost of revenue); and (d) rules in effect throughout 2001 and 2002 associated with the NEPOOL market in New England, which require that all power generated in NEPOOL be sold directly to the Independent System Operator (“ISO”) in that market; we then buy from the ISO to serve our customer contracts. Generally accepted accounting principles require us to account for this activity, which applies to three of our merchant generating facilities, as the aggregate of two distinct sales and one purchase. This gross basis presentation increases revenues but not gross profit. The table below details the financial extent of our transactions with NEPOOL for the period indicated. The increase in 2001 is primarily due to our entrance into the NEPOOL market, which began with our acquisition of the Dighton, Tiverton, and Rumford facilities on December 15, 2000.

	Year Ended December 31,

	2002	2001	2000

		Restated(1)	Restated(1)

	(In thousands)
Sales to NEPOOL from power we generated	$294,634	$285,706	$8,511
Sales to NEPOOL from hedging and other activity	106,861	165,416	—

Total sales to NEPOOL	$401,495	$451,122	$8,511
Total purchases from NEPOOL	$360,113	$413,875	$—

(1)	See Note 2 of Notes to Consolidated Financial Statements regarding the restatement of financial statements.

(The information contained in the Selected Financial Data is derived from the audited

Consolidated Financial Statements of Calpine Corporation and Subsidiaries. See the Notes to the Consolidated Financial Statements and Item 7. “Management’s Discussion and Analysis of Financial Condition — Results of Operation” for additional information.)

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